UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

HQ Sustainable Maritime Industries, Inc.

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HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

1511 Third Avenue

Suite 788

Seattle, Washington 98101

(206) 621-9888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 21, 2009

The Annual Meeting of Stockholders (the “Annual Meeting”) of HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a Delaware corporation (the “Company”), will be held at 5:00, local time, on December 21, 2009 at 1 SE 3rd Ave Ste 1400, Miami, FL, for the following purposes:

(1)	To elect the Company’s Board of Directors to hold office until the next Company’s Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of Schwartz Levitsky Feldman LLP , as the Company’s independent certified public accountant; and

(3)	To ratify the 2009 Stock Option Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on November 9, 2009, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Seattle, Washington	/s/ NORBERT SPORNS
October 29, 2009	NORBERT SPORNS
CHIEF EXECUTIVE OFFICER

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

1511 Third Avenue

Suite 788

Seattle, Washington 98101

(206) 621-9888

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held at 5:00, local time, on December 21, 2009 at 1 SE 3rd Ave Ste 1400, Miami, FL, or at any adjournment thereof (the “Annual Meeting”), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is November 9, 2009. Stockholders should review the information provided herein in conjunction with the Company’s 2008 Annual Report, as amended and the Company’s quarterly filings on Form 10-Q and other filings with the Securities and Exchange Commission. The Company’s principal executive offices are located at 1511 Third Avenue, Suite 788, Seattle, Washington 98101. Our telephone number is (206) 621-9888

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company’s Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s President at the Company’s executive office a written revocation bearing a later date or duly executed, a subsequent proxy relating to the same shares of common stock; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, your proxies will act on such matter in their discretion.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the President of the Company; or

•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Our principal executive office at 1511 Third Avenue, Suite 788, Seattle, Washington 98101. No such revocation will be effective until written notice of the revocation is received by the Company prior to the Annual Meeting.

PURPOSE OF THE MEETING

At the Annual Meeting, the Company’s Stockholders will consider and vote upon the following matters:

(1)	To elect the Company’s Board of Directors to hold office until the next Company’s Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of Schwartz Levitsky Feldman LLP , as the Company’s independent certified public accountant; and

(3)	To ratify the 2009 Stock Option Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the nominees for director(s) named below; and (b) FOR the proposal to ratify the appointment of Schwartz Levitsky Feldman LLP , as the Company’s independent certified public accountant and (c) FOR the proposal to ratify the 2009 Stock Option Plan. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder’s shares will be voted in accordance with the specification so made.

MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company trades on the American Stock Exchange under the symbol “HQS.” Inclusion on the American Stock Exchange permits price quotation for our shares to be published by such service.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on November 9, 2009 as the record date (the “Record Date”) for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the date herein there are 14,657,163 shares of Common Stock, $.0001 par value (the “Common Stock”) issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting. In addition, the Company has Preferred stock, $0.001 par value, 10,000,000 shares authorized, of which 100,000 Class A Preferred Stock (“Series A Preferred Stock” and collectively with the Common Stock, the “capital shares”) are issued and outstanding. Each share of Class A Preferred Stock has 1,000 votes on all matters presented to be voted by the holders of common stock the Common Stock and the

The presence, in person or by proxy, of at least a majority of the total number of capital shares outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding capital shares are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of capital shares will be required for the election of directors. The ratification of the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent certified public accountant will be approved if the number of capital shares voted in favor of ratification exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company’s principal executive office in Seattle for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

BUSINESS

About Our Company

We are a multi-national company with our headquarters and primary sales offices based in Seattle, Washington. We are a vertically integrated aquatic product producer, processor, and farmer (e.g. through cooperative arrangements with pond farmers), with operations in the People’s Republic of China, or the PRC, of all natural tilapia, other aquatic products, and marine bio and healthcare products. We use state-of-the-art and environment-friendly technologies in our production, processing, and cooperative farm operations. Our facilities are currently certified according to the Hazard Analysis and Critical Control Point (“HACCP”) standards, currently assigned a European Union (“EU”) code required for exporting aquatic products to the EU, and are currently certified in accordance with the Aquaculture Certification Counsel (“ACC”) standards. Our products are sold principally to customers in North America, Europe and Asia.

Established in 1999, our aquatic farming and processing operations are in Hainan Province, an island in the South China Sea, which is situated within the most desirable latitude for raising tilapia. The Chinese government has designated Hainan Province in southern China a “green” province, where only environmentally friendly agri-food related industry and tourism are permitted. We purchase and process farm bred and farm raised tilapia through cooperative supply arrangements with local farmers and cooperatives. Our supply cooperatives, under our guidance, use feed formulated by us to optimize the all natural growth of farm raised tilapia. Starting in 2009, we will supply the farmers and cooperatives the feed formulation from our feed processing mill. We believe our tilapia products have achieved such a high level of purity that we market these products as all natural tilapia. In addition, we purchase and process ocean-caught aquatic products through cooperative supply arrangements with local fisherman for our marine bio healthcare products.

In August 2004, the company acquired Hainan Jiahua Marine BioProducts Co. Ltd., or Jiahua Marine, which develops, produces and sells marine bio and healthcare products, including nutraceutical products for the enrichment of our feed formulas, exclusively in China. The principal products of Jiahua Marine are manufactured from fish by-products (tilapia and shark) that include shark cartilage capsules and shark liver oil products that are distributed exclusively in China. The products undergo substantial independent laboratory testing administered by the Ministry of Health in China, which has resulted in a PRC National Certification for these products. These products have various perceived medicinal and health benefits. As part of HQS’s vertical integration plan with respect to tilapia, Jiahua Marine introduced new bio and healthcare products made from tilapia in 2009.

In order to maintain the high quality of our products and to position ourselves for attaining completely organic production certification in the future, we have completed the construction of our own feed mill and processing plant for the production of floating feed formulations. We produce the feed using grains grown without chemical fertilizers, free of antibiotics and fishmeal, and use feed additives manufactured in our nutraceutical plant. We plan for this expanded production to satisfy our own demand through the 20,000 mu (or 3,294 acres) of production in Wenchang and Qionghai, as well as to manufacture feed for others’ farmed operations in Hainan, such as shrimp and other farmed species.

From our headquarters in Seattle, Washington, we market and brand our high-quality, all natural tilapia products under the name TILOVEYA®. In early 2009, we introduced a new family of frozen tilapia meals under the brand name “Lillian’s Healthy Gourmet.” This new family of products includes an organic, natural and regular line of frozen tilapia meals.

We are incorporated in Delaware. The address of our Unites States headquarters is Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, Washington 98101 and our telephone number is (206) 621-9888. Our website is located at www.hqfish.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus.

Our Principal Competitive Strengths

We believe we have the following principal competitive strengths:

•

Quality All Natural Tilapia Products. We produce all natural tilapia products and have developed a farming system that avoids the use of antibiotics, hormones and other potentially toxic chemicals. Our tilapia is raised in ponds of pure rain water collected for aquaculture. Two other species of fish are introduced into the ponds to maintain the ponds’ health naturally. One of the species is a bottom feeder that cleans up all the waste at the bottom of the ponds (carp), and the other species is a predator fish that eliminates all of the unhealthy fish (snakehead). We formulate feed without fishmeal and produce feed supplements in our healthcare products processing plant to enrich this feed. It is our policy to raise all natural tilapia to distinguish our company from other tilapia producers. The latitude and the pristine environment of the Hainan province of China have provided us with what we believe to be the optimal conditions for all natural aquaculture production.

•

Vertically Integrated Operations. Our newly completed feed mill is an important additional step towards our goal of complete vertical integration of our operations, which will allow us to further control and monitor the quality of our aquaculture products, as well as control our costs. The local farmers that we have cooperative arrangements with use our production methods and allow us to constantly monitor the production process for highly consistent production that results in high quality products at the time of harvest.

•

Environmental and Quality Assurances. We are a leader in environmental and quality assurances of aquaculture products. We have adopted and implemented stringent quality control measures and procedures throughout the production process, in order to comply with the various environmental and quality standards, such as the HACCP and the EU import standards. We are also certified in accordance with the ACC standards and positioning ourselves for completely organic production certification of our tilapia products in accordance with market demands. We use state-of-the-art technologies in our farming, feed formulation and processing operations. We have adopted modern and environmentally friendly and responsible technology in our production and processing of tilapia, shrimp, and marine bio and healthcare products, which we believe have been recognized as such through the certifications our plants possess.

•

Strategic Location in Hainan Province, China. Our processing facilities are geographically well-positioned in Hainan Province to leverage favorable climatic conditions, abundant water supply, pristine environment and a readily available source of labor for our processing plant. We are also located near a seaport, near the city of Wenchang, and our processing facilities are conveniently located near the farmers from whom we obtain our supply of tilapia and shrimp.

•

International and Domestic Sales and Marketing Efforts. Our Seattle office allows us to differentiate our TILOVEYA® brand and marketing initiative of our all natural tilapia products. Following the success of the TILOVEYA® brand, we introduced in 2009 a family of frozen tilapia meal products under the brand name of “Lillian’s Healthy Gourmet.” The family of products will have three lines focusing on organic, natural and regular frozen meals. The “Lillian’s Healthy Gourmet” brand will help us continue to establish our products as the all natural tilapia products of choice both domestically and internationally. Sales from both the Seattle and China offices complement our multi-national sales efforts to become a world leader in all natural tilapia products.

•

An Established Track Record and Brand Name in the Industry. We have an established track record and recognized brand name in the industry and have received numerous awards and certifications, which we believe reflects the success of the company in distinguishing itself from its competition.

•	Competitive Cost Structure. We benefit from competitive cost structures due to the lower labor costs in China as compared to other companies that produce similar products.

Our Growth Strategies

Our objective is to become the world leader in vertically integrated production, processing and raising of all natural tilapia products. This includes the use of tilapia by-products to increase the range and variety of our marine bio and healthcare products, with a primary focus on increasing our own seafood products. To achieve this goal, we intend to implement the following strategies:

•

Our newly completed large-scale feed mill to supply our existing and anticipated new cooperative fish farmers with our fish food formula. We anticipate that the new feed mill will help increase our aquatic profit margin, help guarantee our product quality and further vertically integrate our operations;

•	We intend to achieve completely organic production of our tilapia products and to pursue organic certification of our farms as market demand dictates;

•	We plan to expand direct and retail sales of our health products in China and internationally and to add other products we currently have in the development pipeline;

•	We plan to expand our development of health products by using the by-products of tilapia, which will help increase the overall aquatic products’ gross margins;

•	We plan to expand our cooperative farming arrangements to increase the availability of tilapia to meet anticipated growth in demand;

•	We plan to construct our own tilapia farmed ponds to improve growth time and quality of our product and further vertically integrate our operations;

•	We plan to continue to expand our production and processing facilities in China to satisfy the anticipated growing demand for our products;

•

Our Seattle office allows us to increase awareness of the importance of our all natural products and to benefit from more direct sales. The Seattle office also allows us to expand our distribution options in North America and Europe by broadening the variety of products we offer to cater to the demands of our customers; and

•

We plan to expand our product offerings, including our family of frozen tilapia meals. We will continue our branding and marketing initiatives in North America and Europe to introduce our new family of products to major retail and food service chains.

Industry Overview

Aquaculture Industry

Aquaculture is the farming of aquatic animals or plants. Aquaculture is also the world’s fastest growing segment in the food production system and has been for the past two decades. According to a recent study by the World Food and Agriculture Organization (“FAO”) published on March 2, 2009, world fisheries production reached a new high of 143.6 million metric tonnes in 2006, including farmed and ocean caught product. The contribution of aquaculture to the world fisheries production in 2006 was 51.7 million tonnes of fish, which is 36 percent of world fisheries production up from 3.6 percent in 1970. Global aquaculture accounted for 6 percent of the fish available for human consumption in 1970. In 2006 global aquaculture accounted for 47 percent of the fish available for human consumption according to the FAO. The FAO report also describes that over half of the global aquaculture in 2006 was freshwater finfish. Based on the FAO’s projections, it is estimated that in order to maintain the current level of per capita consumption, global aquaculture production will need to reach in excess of 80 million tonnes of fish by 2050.

As the availability of sites for aquaculture is becoming increasingly limited and the ability to develop non-agricultural land is often restricted, the competition to develop additional aquaculture production systems is intensifying. As the intensification for aquaculture production systems increases, the demand for institutional support, services and skilled persons is anticipated to increase, along with the demand for more knowledge-based aquaculture education and training as aquaculture becomes more important worldwide. China remains the largest producer of aquaculture products throughout the world with fishes in China reportedly producing approximately 41.3 million tonnes of fish in 2004. Within the global aquaculture industry, China accounted for 71.0% of the world’s supply of fish for direct human consumption and 29.9% of the total production by live weight in 2002.

Tilapia Industry

In 2005, according to the American Tilapia Association (“ATA”), tilapia production worldwide was second in volume to carp, and it is projected by the ATA that tilapia will become the most important aquaculture crop in this century, potentially reaching $5.0 billion in global sales by 2010. Commercial production of tilapia has become popular in many countries around the world. Touted as the “new white fish” to replace the depleted ocean stocks of cod, pollock, and hake, world tilapia production continues to rise and at least 100 countries currently raise tilapia, with the PRC being the largest producer. The American Tilapia Association further reports that world production of tilapia products reached approximately 2.5 million metric tonnes in 2007, of which China produced the dominant share of 45.0 percent.

One of the major outlets for Chinese-produced tilapia has been, and should continue to be, the United States. The following chart reflects the increase in per-capita consumption of tilapia in pounds in the United States in relation to other traditional types of seafood.

U.S. Consumer Consumption Per Capita (lbs)
2000		2001		2002		2003		2004		2005		2006		2007		2008 (est.)
Tuna	3.5	Shrimp	3.4	Shrimp	3.7	Shrimp	4.0	Shrimp	4.2	Shrimp	4.1	Shrimp	4.4	Shrimp	4.1	Shrimp	4.0
Shrimp	3.2	Tuna	2.9	Tuna	3.1	Tuna	3.4	Tuna	3.4	Tuna	3.1	Tuna	2.9	Tuna	2.7	Tuna	2.6
Pollock	1.6	Salmon	2.0	Salmon	2.0	Salmon	2.2	Salmon	2.2	Salmon	2.4	Salmon	2.0	Salmon	2.3	Salmon	2.2
Salmon	1.5	Pollock	1.2	Pollock	1.1	Pollock	1.7	Pollock	1.7	Pollock	1.5	Pollock	1.6	Pollock	1.7	Pollock	1.6
Catfish	1.1	Catfish	1.1	Catfish	1.1	Catfish	1.1	Catfish	1.1	Catfish	1.0	Tilapia	1.0	Tilapia	1.1	Tilapia	1.2
Cod	0.8	Cod	0.6	Cod	0.7	Cod	0.6	Tilapia	0.7	Tilapia	0.8	Catfish	1.0	Catfish	1.0	Catfish	1.0
Clams	0.5	Clams	0.5	Crabs	0.6	Crabs	0.6	Cod	0.6	Cod	0.6	Crabs	0.7	Crabs	0.7	Crabs	0.7
Crabs	0.4	Crabs	0.4	Clams	0.5	Tilapia	0.5	Crabs	0.6	Crabs	0.6	Cod	0.5	Cod	0.5	Clams	0.4
Flatfish	0.4	Flatfish	0.4	Tilapia	0.4	Clams	0.5	Clams	0.5	Clams	0.4	Clams	0.4	Clams	0.4	Cod	0.4
Scallops	0.3	Tilapia	0.4	Flatfish	0.4	Scallops	0.3	Scallops	0.3	Scallops	0.3	Scallops	0.3	Scallops	0.3	Scallops	0.3
Tilapia	0.3

The following chart reflects the increase in imported tilapia to the United States during the periods indicated.

Separately, according to the International Trade Report produced in 2005 by the United States Department of Agriculture, or the USDA, “U.S. per-capita seafood consumption has remained around 15 billion pounds through the late 1980s and 1990s; it is expected to increase as farm-raised products become cheaper. Currently, the United States consumes nearly 12 billion pounds of fish a year. By 2025, demand for seafood is projected to grow by another 4.4 billion pounds (2 million metric tonnes) above what is consumed today. In addition, it is estimated that by 2020, 50 percent of the U.S. seafood supply will come from aquaculture. Presently, more than 70 percent of the seafood consumed in the United States is imported, and at least 40 percent of that is farm-raised. Major changes in U.S. population, along with shifting demographics and economic growth, will alter the U.S. seafood market over the next decade, affecting the selection of products consumed. It is expected that fresh and frozen fish products will account for a growing share of overall seafood consumption, with shrimp remaining at the top. By 2020, shrimp, salmon, tilapia, and catfish will be the top four seafood products consumed…”

According to Globefish.org, during the past ten years, tilapia captured by fisheries have stabilized at 0.6 million metric tonnes, while their aquaculture production has grown from 0.55 million metric tonnes to 2.0 million metric tonnes. Tilapia is one of the top five seafood imports in the world. In 2005, more than $2.4 billion of tilapia was sold worldwide according to the FAO Fishstat 2007. In 2005, tilapia moved up to the fourth-ranked most popular seafood after farm-raised shrimp, tuna and Atlantic salmon in terms of aquaculture products imported into the United States. The United States is now the world’s largest consumer of tilapia after China, having imported 437 thousand metric tonnes of tilapia in 2007. In terms of volume, frozen whole round fish ranks first, followed by frozen fillets and then fresh fillets.

The growing consumer demand for seafood is largely evolving from a new public awareness regarding its health and nutritional benefits. The USDA “pyramid” guidelines continue to support frequent fish consumption, and the USDA recently completed a highly technical nutritional analysis report about tilapia for the general public. The USDA’s Agriculture Research Service Lab reports that tilapia is moderate in polyunsaturated fatty acid (0.387 g/100g raw, 0.600 g/100g cooked), moderate in omega 3 fatty acids (0.141g/100g raw, 0.220g/100g cooked) and low in mercury (0.010 parts per million, which we refer to as PPM), which is considered to be non-detectable. With the increased awareness of the health concerns surrounding mercury, tilapia’s low mercury levels (0.010 PPM) distinguish tilapia favorably from other types of fish with higher mercury levels, such as swordfish (0.976 PPM), mackerel (0.730 PPM) and yellow fin tuna (0.325 PPM).

Over-the-Counter Marine Bio and Healthcare Products

As in the United States, because of the aging population, China is demographically attractive for healthcare companies. According to China’s Ministry of Health 2009 figures, of the 1.3 billion people in China currently, less than 8 percent of China’s population is 65 or older; however, by 2050 that proportion is expected to rise to 24 percent. It is expected as well that Chinese will benefit from double-digit annual growth in disposable incomes during this period. We anticipate that this will lead to increasing use of western therapeutics and “over the counter” remedies. In addition, the market place is highly fragmented with more than 4,000 manufacturers of such remedies in China, most of whom lack scale and access to capital. From 2009 to 2011, we believe approximately $124 billion will be allocated to healthcare expenditure in China. HQS has benefited from regulatory consolidation that resulted in the imposition of higher Chinese Good Manufacturing Practice (“GMP”) standards in 2007 and intends to be a leader in its emphasis on the highest quality standards.

The marine bio and healthcare products industry in China is also sizable, with approximately $6 billion in sales, which still constitutes only 3 percent of the world market. Currently, overall sales of these products in China have fallen slightly as compared to the previous year, as consumers gravitate toward branded products meeting international quality standards and with proven benefit for consumers, and away from less known brands and traditional remedies.

In general, sales of marine bio and healthcare products are made through retail and direct sales channels. Direct sales in China are relatively new, and restrictions on direct sales imposed on large foreign companies have been implemented in China, which has allowed for a growth in sales for PRC-based direct sales companies. These restrictions require foreign direct sellers to manufacture their products and to capitalize their businesses in China. Several companies have met these requirements, including HQS through its PRC-subsidiaries, and growth in this sector is expected to be strong in the next few years.

We believe that nutraceutical supplements in the feed industry is a sector that has strong growth potential, as the importance of aquaculture and aquaculture feeds increases. We manufacture actualized feeds, which involves choosing additives to be included in the feed, such as vitamin E, that promote health in fish, thus reducing the need for curative measures such as antibiotics. Once ingested and present in the flesh of the fish, vitamin E increases the shelf life of the fish and also introduces an additional source of vitamin E to its consumers. Other similar nutraceutical supplements can also be used.

Trademarks and Patents

We have the following patents on our products: Chinese Patent Number 460000X340-2001—Shark Cartilage; Chinese Patent Number 460000X131-2001—Shark Cartilage; Chinese Patent Number 460000X338-2001—Shark Liver Oil; and Patent Number 460000X342-2001—Shark Liver Oil. These patents are for a 20 year period and will expire in 2021. Two products are produced from refined shark cartilage and two from shark liver, both harvested from non-endangered shark species.

We consider our service marks, trademarks, trade secrets, patents and similar intellectual property to be critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with our employees, customers, partners and others to protect our proprietary rights. We have received patent protection and applied for trademark protection for our products in the PRC. We have also applied for trademark protection in the U.S., as described below, in connection with our branding of all natural tilapia. Effective trademark, service mark, patent and trade secret protection may not be available in every country in which we sell or may in the future sell our products, and our competitors may independently develop formulations and processes that are substantially equivalent or superior to our own.

TILOVEYA®

In May 2006, we introduced our all natural tilapia brand TILOVEYA® at the European Seafood Exposition in Brussels, the largest seafood show in the world. This brand is designed to celebrate the health benefits of our tilapia produced in Hainan Province, China. Our freshwater tilapia products are made without hormones, antibiotics and free of levels of heavy metals and other toxins associated with ocean sourced products. We have filed with the United States Patent and Trademark Office the following applications for trademark registrations in connection with our branding of all natural tilapia:

•	Registration Number 3313536 for the TILOVEYA® mark; and

•	Registration Number 3304756 for the TILOVEYA® Logo.

Lillian’s Healthy Gourmet®

In August 2008, we developed a family of products under the brand of “Lillian’s Healthy Gourmet” based on the concept of our all natural tilapia products produced in Hainan Province, China. Individuals should be able to eat a convenient healthy seafood meal at a reasonable price, while maintaining their demanding life style. The “Lillian’s Healthy Gourmet” products are designed to meet the need for a convenient healthy seafood meal at a reasonable price. We have filed with the United States Patent and Trademark Office for trademark registrations in connection with our branding of the “Lillian’s Healthy Gourmet” family of products and these filings are pending approval from the authorities.

Competition

In general, the aquaculture industry is intensely competitive and highly fragmented. The PRC aquaculture industry is further open to competition from local and overseas operators engaged in aquaculture and from other captured fish producers. We compete with various companies, many of which are developing or can be expected to develop products similar to ours. For example, 8th Sea—The Organic Seafood Company currently produces and processes tilapia fillets in Brazil’s Parana state. Our main aquaculture products (tilapia and shrimp) are also facing competition from some other PRC-based aquaculture producers. Some of the other aquaculture processing companies in Hainan Province have obtained certifications similar to those we possess. However, we believe that the competition from such producers is minimal because, to the best of our knowledge, there are no competitors in Hainan Province that have a similar operating scale and production capacity, or that have developed the vertically integrated business model under which we operate.

Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements, and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater brand awareness for our brand name(s) so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively or successfully with current or future competitors, or that the competitive pressures we face will not harm our business.

With respect to potential new competitors, although there are no formal barriers to entry for engaging in similar aquaculture processing production and activities in the PRC, we believe that the high infrastructure costs associated with developing and constructing processing plants and facilities does pose a barrier to potential competitors. Fish farms are tied directly to a processing plant and a new processing plant must either enlist new farms or build its own. Furthermore, measures addressing environmental considerations, such as water quality and waste water processing requirements, are costly to deploy on a greenfield site and are not readily available to all new companies. Accordingly, potential competitors have to mobilize extensive resources in order to maintain a presence similar to ours.

Government Regulation

Our company complies with various national, provincial and local environmental protection laws and regulations, as well as certifications and inspections relating to the quality control of our production and the environmental and social impact of our operations. In addition to statutory and regulatory compliance, we actively seek to ensure the environmental sustainability of our operations. Also, all of our healthcare products have met stringent independent testing by selected university laboratories in China. Our costs of compliance with applicable environmental laws are minimal. Penalties would be levied upon us if we fail to adhere to and maintain our compliance with the applicable environmental regulations in the PRC. Such failure has not occurred in the past, and we generally do not anticipate that it may occur in the future, although no assurance can be given in this regard.

HACCP Standards

Our facilities are certified in accordance with the Hazard Analysis Critical Control Points, or HACCP, standards for exporting aquatic products to the United States. The HACCP standards are developed by the FDA pursuant to the FDA’s HACCP regulation, Title 21, Code of Federal Regulations, part 123, and are used by the FDA to help ensure food safety and control sanitary standards.

These standards focus on monitoring the quality of production and sanitation measures in processing plants for food products, and also take into account the environmental and social impact of the operations of the certified company. Compliance with the HACCP procedures is mandatory, and the successful implementation of these procedures depends on the design and performance of facilities and equipment, and excellent quality control and hygiene practices. HACCP conducts sample laboratory testing on our processed aquatic products to ensure no forbidden substances are present in them. Laboratory testing of our processed aquatic products was initiated by the HACCP in compliance with strict quarantine guidelines imposed by domestic export control government agencies and foreign import control government agencies.

In addition, our facilities continuously pass the United States Department of Commerce (USDC) inspection in conformity with the USDC Global Seafood Inspection Program (voluntary).

ACC Standards

We have completed the process of certification of our processing plant in China in relation to shrimp and tilapia processing in accordance with the Aquaculture Certification Counsel, Inc., or the ACC standards. The ACC standards are considered “super HACCP” standards, as they also take into account various environmental and social issues. ACC certification is required by many large retailers in the United States.

The ACC is a U.S.-based, non-governmental body established to certify social, environmental and food safety standards at aquaculture facilities throughout the world. The ACC uses a certification system that combines site inspections and effluent sampling with sanitary controls, therapeutic controls and traceability. Part of the ACC’s mission is to help educate the aquaculture public regarding the benefits of applying best aquaculture practices and the advancing scientific technology that directs them. The ACC believes that, by implementing such standards, seafood producers can better meet the demands of the growing global market for safe, wholesome seafood produced in an environmentally and socially responsible manner. The ACC offers a primarily “process,” rather than “product”, certification, with an orientation toward seafood buyers. Successful participation in the ACC program is visually represented by limited use of a “Best Aquaculture Practices” certification mark. The ACC currently certifies shrimp, talipia and catfish farms and processing plants. We anticipate that the certification will include hatcheries and feed mills in the near future.

Assignment of EU Code

Our facilities have been assigned a European Union (EU) approval registration, referred to as an EU Code, required for exporting aquatic products to the EU. This requirement applies to production both inside and outside of the EU, and defines the applicable standards of the EEC for handling, processing, storing and transporting fish. Our aquatic products processing plant in China must meet or exceed these standards every year, in order to maintain the assigned EU Code. The assignment of the EU Code to us, and our ability to maintain it on an annual basis, evidence the fact that our products meet the EU importable food standards set by the relevant inspection agencies.

Product Liability Insurance

We have purchased general commercial liability insurance, which provides adequate aggregate product liability insurance based on industry standards. However, there is a possibility that our customers, or the ultimate buyers of our products, may have adverse reactions to the tilapia and other aquatic products or marine bio and healthcare products that we process and sell. Any such adverse reaction may result in actual or potential product liability claims against us, which may not be covered by our insurance or, if covered, may be significantly higher than the insurance amount. Such actual or potential product liability claims may have an adverse effect on our reputation and profitability.

Government Regulation in China

Aquaculture producers in the PRC have to comply with the environmental protection laws and regulations promulgated by the national and local governments of the PRC. Such rules and regulations include, among others, Environmental Protection Law of the PRC, Ocean Environmental Protection Law of the PRC, Regulations on Administration over Dumping of Wastes in the Ocean of the PRC, Ocean Aquatic Industry Administration Regulation, Fishing License Administration Regulation, Regulations on Administration of Hygiene Registration of Exported Food Manufacturers, and Regulations on Administration of Quality Control of Food Processors.

In addition, HACCP and sanitary programs in China in accordance with the FDA’s HACCP standards are verified by the China Inspection and Quarantine Office, or CIQ, which is a branch of the State Administration for Entry-Exit Inspection and Quarantine of the PRC and, in our case, also by the Hainan Entry-Exit Inspection and Quarantine Bureau of the PRC. In addition, the CIQ evaluates the compliance by our processing plant with the EU standards described above under “—Assignment of EU Code.” As a result of such review, our aquatic products processing plant in China has received a CIQ certificate. The CIQ certificate must be renewed on an annual basis.

Our Work with the Hainan Province

We have enjoyed close collaboration with the local government as we conduct our operations in the Hainan Province. Our completed 100,000 metric tonnes per year capacity, state-of-the-art extruded feed mill, which will supply our farmers and other buyers of such quality feeds, expands our operations in that area and should foster close ties with the local government. See “Construction of Feed Mill and Processing Plant.” The success of our operations in the PRC depends in part on the continued investment by Hainan Province in the development of the local aquaculture industry. While there can be no assurances that such investment will continue, we believe that it should continue for the following reasons. The central government of China has limited Hainan Province to two areas of economic activity, agri-food and tourism. The resulting focus of the Hainan Province on the agri-food and tourism sectors creates a strong potential synergy with private sector companies intent on further development of these sectors. Part of the attraction for investors is the low tax rate in Hainan. In addition, foreign companies setting up new ventures in Hainan do not pay any tax for the two first years of profitable operations, then pay 7.5 percent for the following three years and 15 percent thereafter. For this reason, we plan to continue to structure and conduct our operations in China through the use of separate subsidiaries, held by foreign holding companies which are separate and distinct from holding companies already incorporated. In turn, these holding companies are held by HQS. Under these arrangements, we are not considered involved in joint ventures, but rather in wholly owned foreign enterprises, under the local law. Government support for such ventures meeting local needs is positive, and we believe our operations have already demonstrated our ability to channel this support in the manner favorable to our business and Hainan. We believe that not having a joint venture with the local government is the best way to minimize the potential for government interference and to maximize government support, and we plan to continue to conduct our business in China accordingly.

Furthermore, on March 17, 2007, a new PRC Enterprise Income Tax Law (EIT) was promulgated and introduced a new uniform tax regime in the PRC. The EIT became effective on January 1, 2008. That new EIT Law provides, amongst other issues, that income derived from processing of fishery products and processing of agricultural products will be exempt from the EIT tax rate. Starting in 2008, our existing fish processing unit and our feed mill plant under construction benefited from a “zero” percent tax rate. With regards to our nutraceutical unit, the income tax rate, under the new law, will increase by approximately 2 percent yearly until it reaches a maximum of 25 percent in 2012.

Distribution Channels

Our current sales activity is primarily directed to distributors within the People’s Republic of China (“PRC”), rather than within the U.S. At the present time, we sell more than 90% of our seafood products in China to Asian clients which are then distributed principally in the United States and Europe, and we sell all of our marine bio and healthcare products exclusively in the PRC. Through our Seattle office, we are able to work directly with wholesale and retail buyers. The programs established with retail distributors are rather different than with wholesalers. Retailers require product introduction and marketing support and pay differently than wholesalers. The latter generally take delivery of product ex-plant and pay through a letter of credit, while the former take delivery in the United States and pay on negotiated terms.

The Seattle office is charged with maintaining existing accounts and introducing our toxin free tilapia products to a new target market of retail and food service industry purchasers. We plan to introduce our family of products branded “Lillian’s Healthy Gourmet” throughout North America in 2009. We are currently selling our toxin free tilapia products to the European market through distributors and retailers. We are actively seeking to expand our distributor network in Europe for our TILOVEYA® brand.

Currently, all of our marine bio and healthcare products are sold in the PRC. Through our subsidiary Jiahua Marine, we currently sell a range of healthcare products under the brand name “Jiahua” in the PRC.

Our China sales are principally marketed through our offices in Wenchang to customers that include domestic supermarkets, airlines, hotels and local distributors. Direct sales of healthcare products target tourists in various popular destinations in China, such as Sanya, Beihai and the Three Gorges project. Seminars are organized for these tourists that usually result in the purchase of our products. These products are also sold in various chain stores, over the internet, and through mail order sales throughout China.

Properties

We own two processing plants located in Wenchang, Hainan Province, the PRC, and the related manufacturing equipment, office equipment and motor vehicles. We use one plant to process the seafood products we produce, and the other plant to process our marine bio and healthcare products. We have also purchased the piece of land for the construction of our new large organic feed mill.

In addition, we currently lease corporate premises for our new United States headquarters located in Seattle, Washington, consisting of approximately 4,170 square feet from Doncaster Investments NV, Inc. The term of the related lease is sixty months, which term commenced on December 1, 2005. Our monthly payment under the lease is $3,500 per month.

Our properties are in good condition and are sufficient to meet our needs at this time. We do not plan to obtain additional space in the foreseeable future for the above cited plants but we intend to build additional processing facilities from the proceeds of this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock as of October 23, 2009 by:

•	each person known to us to own beneficially more than 5 percent, in the aggregate, of the outstanding shares of our common stock

•	each director;

•	each of our chief executive officer and our other two most highly compensated executive officers; and

•	all executive officers and directors as a group

The number of shares beneficially owned and the percent of shares outstanding are based on 14,657,163 shares outstanding as of October 23, 2009. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise noted below, the address of each of the shareholders in the table is c/o HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington.

Beneficial Owner	Shares of Common Stock Number (1)	Beneficially Owned Percent (1)	Shares of Series A Preferred Stock (2)	Beneficially Owned Percent (2)
Norbert Sporns	796,761	5.4 percent	24,000	24.0 percent
Lillian Wang Li	828,918	5.7 percent	25,000	25.0 percent
Harry Wang Hua	1,639,993	11.2 percent	51,000	51.0 percent
Andrew Intrader(3)	4,155	Less than 1 percent
Fred Bild	3,892	Less than 1 percent
Daniel Too	10,502	Less than 1 percent
Joseph I. Emas	17,155	Less than 1 percent
Jean-Pierre Dallaire	10,000	Less than 1 percent
All such directors and executive officers as a group (8 persons)	3,311,376	22.6 percent	100,000	100.0 percent

Five Percent Shareholders (Other than Directors and named executive officers
River Road Asset Management, LLC (4)	784,103	5.4 percent
Hound Partners, LLC, Hound Performance, LLC and Jonathan Auerbach (5)	785,915	5.4 percent
The Tail Wind Fund Ltd. (6)	1,017,980	6.9 percent

(1)	Beneficially owns the shares indicated, which are owned of record by Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited. Each of Mr. Sporns, Ms. Wang and Mr. Wang own respectively 24 percent, 25 percent and 51 percent of the issued capital of Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited and share voting and investment power over the shares held by Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited. The number of shares includes the common stock shares based upon the Series A preferred stock held by the beneficial owners convertible at a rate of 2 common stock shares for 1 preferred stock share at the option of the beneficial holder, which has been adjusted to reflect a 1 for 20 reverse stock split effectuated on January 31, 2007 to 0.1 shares of common stock for 1 preferred stock share.

(2)	Beneficially owns the shares indicated, which are owned of record by Sino-Sult Canada (S.S.C.) Limited. Each of Mr. Sporns, Ms. Wang and Mr. Wang own respectively 24 percent, 25 percent and 51 percent of the issued capital of Sino-Sult Canada (S.S.C.) Limited and share voting and investment power over the shares held by Sino-Sult Canada (S.S.C.) Limited. Each share of Series A Preferred Stock has the right to the voting power equal to that of 1,000 shares of the Company’s Common Stock. The voting power of the Series A Preferred Shares remains the same and is not adjusted for any reverse split, namely each Series A Preferred Shares continues to have the voting power of 1,000 shares of Common Stock.
(3)	The address of this stockholder is c/o Renova U.S. Management LLC, 153 E. 53rd Street, 58th Floor, New York, New York 10022.
(4)	Based on a Schedule 13G/A filed by River Road Asset Management, LLC with the SEC on February 17, 2009. The address of the indicated holder is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.
(5)	Based on a Schedule 13G/A jointly filed by Hound Partners, LLC, Hound Performance, LLC and Jonathan Auerbach with the SEC on February 13, 2009. The address of the indicated holders is 101 Park Avenue, 48th Floor, New York, New York 10178.
(6)	Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain (“TWAM”), is the investment manager for The Tail Wind Fund Ltd., and David Crook is the CEO and controlling stockholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by The Tail Wind Fund Ltd.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the material terms and provisions of our capital stock. The following summary description of our common stock and preferred stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference, and the applicable provisions of Delaware Corporation Law. This information is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws and the applicable provisions of Delaware Corporation Law.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 100,000 are designated as Series A preferred stock.

Common Stock

Authorized. We currently have authority to issue up to 200,000,000 shares of common stock, par value $0.001 per share.

Voting. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In addition, our Series A preferred stock is entitled to vote on all matters to be voted on by holders of our common stock. The Series A preferred stock is entitled to 1,000 votes per share. A majority vote is required for all actions to be taken by stockholders, except that a plurality is required for the election of directors. The common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Dividends. Holders of common stock are entitled to receive dividends, if and when declared by our board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding, including but not limited to, the Series A preferred stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. In addition, as stipulated by the relevant laws and regulations for enterprises operating in the PRC, Hainan Quebec Ocean Fishing Co. Ltd. and Jiahua Marine are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds, which amounts are not available for the payment of dividends. As a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds to legally pay dividends.

Liquidation and Dissolution. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.

Fully Paid and Nonassessable. All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Listing. Our common stock is listed on the NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX) under the symbol “HQS.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders and subject to the limits imposed by Delaware Corporation Law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power for the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders.

Series A Preferred Stock

Authorized. Of the 10,000,000 shares of preferred stock we are authorized to issue, 100,000 shares have been designated as Series A preferred stock.

Voting. Each holder of shares of our Series A preferred stock is entitled to 1,000 votes per share on all matters to be voted on by holders of our common stock; provided, however, that the vote or consent of the holders of at least a majority of the shares of Series A preferred stock then outstanding is required for us to (1) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A preferred stock either as to dividends or liquidation; (2) authorize, create or issue any class or series of our stock other than the common stock; (3) authorize any reclassification of the Series A preferred stock; (4) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by clauses (1) through (3) above; (5) amend our certificate of incorporation; or (6) enter into any disposal, merger or reorganization involving 20% of our total capitalization.

Conversion Rights. The holders of our Series A preferred stock have an optional right to convert each share of Series A preferred stock into two shares of our common stock, which has been adjusted to 0.1 shares of common stock for 1 preferred stock share to reflect a one for 20 reverse stock split effectuated on January 31, 2007.

Dividends. Subject to the rights of the holders of any class or series of capital stock ranking senior to or on parity with the Series A preferred stock, the holders of our Series A preferred stock have the right to receive cumulative dividends when and as declared by the board of directors.

Liquidation. The holders of our Series A preferred stock have the right to receive a liquidation preference of $1.00 per share of Series A preferred stock, plus an amount equal to all dividends accrued and unpaid, in preference to the holders of our common stock or any other class or series of capital stock ranking junior to the Series A preferred stock. This liquidation preference will be adjusted to reflect any stock dividend, stock distribution or stock split with respect to the Series A preferred stock.

Reacquired Shares. Any shares of Series A preferred stock acquired by us will be retired and not reissued.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

(a)	Audit Fees

Our auditors Schwartz, Levitsky, Feldman., LLP, billed us aggregate fees in the amount of approximately $240,000 for year ended December 31, 2008 while Rotenberg billed us $155,000 for the financial year ended December 31, 2007. These amounts were billed for professional services our auditors provided for the audit of our annual financial statements and SOX 404 internal controls over financial reporting, review of our securities offerings and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those financial years.

(b)	Audit-Related Fees

Schwartz Levitsky Feldman billed us aggregate fees in the amount of $60,000 for year ended December 31, 2008 while Rotenberg billed us $105,000 for the financial year ended December 31, 2007, and for assurance and related services that were reasonably related to the performance of the reviews of our financial statements.

(c)	Tax Fees

Schwartz Levitsky Feldman and Rotenberg billed us aggregate fees in the amount of $0 for the financial years ended December 31, 2008 and December 31, 2007, for tax compliance, tax advice, and tax planning.

(d)	All Other Fees

Schwartz Levitsky Feldman and Rotenberg billed us aggregate fees in the amount of $0 for the financial years ended December 31, 2008 and December 31, 2007, and for all other fees.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Schwartz Levitsky Feldman was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Pre-Approval Policies and Procedures

On an ongoing basis, our management of defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of Schwartz Levitsky Feldman. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit — These fees include the cost of professional services to audit our financial statements and internal control over financial reporting. The cost of the annual audit includes costs associated with the quarterly review of financial statements performed in connection with the audit and scope modifications initiated during the course of the audit work.

Audit-Related Services — The Committee separately pre-approves budgets for services related to accounting consultations, due diligence and audit services related to mergers and acquisitions, internal control reviews and attest services related to financial reporting that are not required by statute or legislation.

Tax — The Committee separately pre-approves a budget for services related to tax compliance, tax planning and tax advice. The specific types of tax services approved include (a) the review of tax returns; (b) assistance with tax examinations and elections; (c) the provision of customs consultancy services; and (d) advice regarding tax codes including interpretations, procedures and private letter rulings thereof, or their equivalent in applicable jurisdictions, in the areas of income tax, value added tax, sales and use tax, and excise taxes.

Other Services — Other services were discussed with and approved by the Audit Committee.

BOARD OF DIRECTORS

Directors are elected at the Company’s Annual Meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

Board of Directors and Officers

The current Board of Directors consists of Norbert Sporns, Lillian Wang, Harry Wang Hua, Fred Bild, Daniel Too, Joseph I. Emas and Andrew Intrater. The nominated Board of Directors consists of Norbert Sporns, Lillian Wang, Harry Wang Hua, Fred Bild, Daniel Too, Joseph I. Emas and Andrew Intrater. Their biographies are in Proposal One herein. Norbert Sporns is our Chief Executive Officer. Jean-Pierre Dallaire is our Chief Financial Officer.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our board of directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefor. Further, members of special or standing committees may be given compensation for attending committee meetings.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our compensation program is designed to attract, retain and motivate highly qualified executives and drive sustainable growth. We compensate our executives named in the “Summary Compensation Table,” which we refer to as “named executive officers” or “NEOs,” through a combination of base salary, incentive, and cash bonuses. Cash bonuses are designed to reward current performance and are based on the Company’s performance, the executive’s performance and the executive’s adherence to our core values.

Our Compensation Committee

The responsibilities of the Compensation Committee are to:

•

oversee development and administration of the Company’s executive compensation plans; set the compensation of the Chief Executive Officer and other executive officers; review and consider the performance of the Chief Executive Officer and other officers;

•

oversee the evaluation of the Chief Executive Officer and other members of management; and review and approve employment, severance, change-in-control, termination and retirement arrangements for all officers.

The Compensation Committee has not delegated its authority for officer compensation, but has delegated all of its authority under the Company’s equity plan to the Chief Executive Officer to grant equity awards to employees below the officer level.

Officer compensation decisions are made by the Compensation Committee after discussing recommendations with the Chief Executive Officer. He may attend Compensation Committee meetings to discuss the financial performance of the Company and the performance of individual executives.

The members of the Compensation Committee are Fred Bild and Daniel Too. The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and the AMEX Corporate Governance Rules. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

Overview of Our Executive Compensation

Our compensation objectives are to:

•	attract first-class executive talent

•	retain key leaders

•	reward past performance

•	motivate future performance

•	foster the identification and development of leadership potential in key talent

The compensation framework for our named executive officers consists of the following three key elements:

•	Base salary;

•	Annual cash bonuses; and

•	Long-term incentives (including the grant of stock options)

In addition to these key elements of compensation, our compensation framework includes limited fringe benefits, perquisites, severance and other benefits.

Our executive compensation program is designed to develop and motivate the collective and individual abilities of our management team. In establishing the type and size of executive compensation awards, the Compensation Committee considers the factors listed below under “Performance Criteria.”

Base Salaries

Our named executive officers receive a majority of their overall cash compensation as base salary. Generally, base salaries have not been based upon specific measures of corporate performance, but are determined upon the recommendations of the Chief Executive Officer, based upon his determination of each employee’s individual performance, position and responsibilities, and contributions to both our financial performance and ethical culture, and approved by the Compensation Committee. We kept the original terms of the employment agreements including the amount of salaries for the named executive officers over the years.

Annual Bonuses

Pursuant to employment agreements, the named executive officers are entitled to an annual cash bonus in an amount no less than $100,000 for Mr. Harry Wang, $100,000 for Ms. Lillian Wang, $50,000 for Mr. Norbert Sporns and $25,000 Mr. Jean-Pierre Dallaire. The Compensation Committee determines whether to pay any annual cash bonus to the named executive officers in excess of these thresholds and the amount of such excess. The Compensation Committee makes this determination at the end of each fiscal year, based on the factors described below under “Performance Criteria.”

For each of the last four fiscal years, the Compensation Committee increased the cash bonus for each of the named executive officers by 10%. Although the Compensation Committee does not directly link the amounts of annual cash bonuses to the Company’s financial performance when determining the amount of these bonuses, the Compensation Committee considered the fact that the Company’s income from operations increased substantially over 10% in each of the past four years. The amount of the cash bonus for each named executive officer for each of the last three years is set forth below under “Summary Compensation Table.”

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our named executive officers is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of non-cash, equity incentive compensation opportunities. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards. Since long-term awards will increase in value in conjunction with an increase in the value of our common stock, the awards are designed to provide our named executive officers with an incentive to remain with us.

Perquisites

Our compensation framework includes limited fringe benefits, perquisites and other benefits. Based on the employment agreements entered into between the Company and the named executives, the named executives are eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans. Since our main operation is in China and the named executive officers maintain personal residences in China and other places than Seattle, our headquarters office, the company also supports the rent for the named executive officers during their stay in Seattle.

The Company periodically reviews the perquisites that named executive officers receive. These perquisites are relatively few in number, and the Compensation Committee believes that its policies regarding perquisites are conservative compared to other companies.

The total costs to the Company for providing perquisites and personal benefits to the named executive officers during fiscal 2008 are shown in the “Summary Compensation Table.”

Our Executive Compensation Principles

The following core principles reflect the compensation philosophy of the Company with respect to the named executive officers, as established and refined from time to time by the Compensation Committee:

1.	Compensation should reinforce the Company’s business objectives and values.

2.	Compensation should be performance-related.

3.	There should be flexibility in allocating the various compensation elements.

4.	Incentive compensation should balance short-term and long-term performance.

5.	Named executive officers should have financial risk and reward tied to their business decisions.

These principles are intended to motivate the named executive officers to improve the Company’s financial performance; to be personally accountable for the performance of the business units, divisions, or functions for which they are responsible; and to collectively make decisions about the Company’s business that will deliver stockholder value. Below is a description of how these principles are implemented.

1. Compensation should reinforce the Company’s business objectives and values.

Our executive compensation program includes the incentives necessary to reward the contributions and leadership that serve to increase profits, revenue, and operating cash flow; enhance confidence in our financial stewardship; create and maintain the high morale and commitment of our employees; and enhance our reputation as a responsible corporate citizen.

2. Compensation should be performance-related.

We consider both business performance and the competitive marketplace when we design, deliver and fund our compensation programs. We pay for performance by rewarding superior performers with premium compensation. We reward named executive officers when the Company performs well. Likewise, we award lower compensation if the Company does not perform well. The Compensation Committee believes that a significant portion of a named executive officer’s total compensation should be at risk and tied to how well the Company, the individual, and the individual’s business unit, division, or function performs.

3. There should be flexibility in allocating the various compensation elements.

The Compensation Committee does not target any specific mix of elements of compensation in cash versus equity, in short-term compensation versus long-term compensation, or in fixed pay versus variable pay. Instead, the Compensation Committee has the flexibility to establish compensation consistent with the principle that the majority of pay should be at risk through short-term and long-term incentives.

4. Incentive compensation should balance short-term and long-term performance.

While the Compensation Committee seeks to structure a balance between achieving strong annual results and ensuring the Company’s long-term viability and success, it does not target a specific mix of short-term and long-term incentives. Named executive officers are regularly provided incentive opportunities based on both short-term and long-term achievements. Participation in the Company’s short-term and long-term incentive programs increases with positions at higher levels of responsibility such as those held by named executive officers who have the greatest influence over time on the Company’s strategic direction and results.

5. Named executive officers should have financial risk and reward tied to their business decisions.

The Compensation Committee believes that named executive officers should have a financial interest in the Company’s long-term results. Consequently, we require our named executive officers to be stockholders of the Company and provide them various ways to do so. In addition, the majority of our named executives’ compensation is designed to be at risk through short-term and long-term incentives.

Prohibition Against Speculative Transactions

Our Code of Business Conduct and Ethics, which applies to all of our employees and directors, prohibits speculative transactions in our stock such as short sales, puts, calls or other similar options to buy or sell our stock.

Guidelines For Trades By Insiders

We maintain policies that govern trading in our stock by officers and directors required to report under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), as well as certain other employees who regularly have access to material non-public information about us. These policies include pre-approval requirements for all trades and periodic trading “black-out” periods designed with reference to our quarterly financial reporting schedule. We also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To mitigate the potential for abuse, no trades are allowed under a plan within 30 days after adoption. We discourage termination or amendment of plans by prohibiting trades under new or amended plans within 90 days following a plan termination or amendment.

Performance Criteria

The Compensation Committee considers the following criteria when it establishes the type and size of executive compensation awards:

•	financial performance (e.g., growing revenue and improving profitability and cash flow);

•

leadership effectiveness (e.g., communicating and implementing the Company’s strategic direction, implementing and executing strategic succession plans, setting the appropriate moral and ethical tone, strengthening the Company’s leadership as a model corporate citizen, executing short-term and long-term business plans);

•	improving the product line and the marketing of our products;

•	continuing to explore opportunities to extend market reach; and

•	employee satisfaction (e.g., retaining key talent, creating a positive employee environment, and providing employee development opportunities).

The Compensation Committee expects a high level of collaborative and individual performance and contributions, consistent with our named executive officer level of responsibility. The Compensation Committee discusses and evaluates the quality of the overall performance of the CEO after considering the CEO’s self-assessment and Company performance. The CEO in turn uses a similar process when reviewing performance of the other executives and makes recommendations to the Compensation Committee.

The Compensation Committee does not assign any particular weightings to the performance criteria listed above. Nonetheless, the Compensation Committee carefully reviews the Company’s financial performance, including income from operations, when determining the size of compensation awards. While the Compensation Committee carefully considers the Company’s actual financial performance, compensation is not directly tied to that measure.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the corporation’s Chief Executive Officer and certain other named executive officers (excluding the CFO) included in the “Summary Compensation Table.” This limitation does not apply to qualifying “performance-based compensation.”

The Company can deduct annual short-term incentives paid to named executive officers who are subject to Section 162(m) as performance-based compensation. The Compensation Committee defined Performance Profit as income from continuing operations before income taxes, equity income, discontinued operations, extraordinary items, and cumulative effect of change in accounting principles, but excluding restructuring charges as identified in the audited financial statements.

It is the Company’s goal to have compensation paid to its top officers qualify as tax deductible for federal tax purposes under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee also believes it is appropriate to provide competitive compensation opportunities even though all compensation paid may not be fully tax deductible in any given year.

The non-performance-based compensation paid in cash to our executive officers for the 2008 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid in cash to our executive officers for fiscal year 2009 will exceed that limit. In addition, the Compensation Committee does not anticipate that non-performance-based compensation to be paid in equity incentives to our executive officers for fiscal 2009 will exceed the $1 million limit per officer. However, the occurrence of certain events, including a change of control or a significant increase in the value of our common stock, could cause certain compensation to exceed the limit.

Accounting Implications of Executive Compensation

Base salaries and the short-term incentives are expensed over the period in which they are earned.

The long-term incentives used to reward named executive officers are primarily comprised of equity awards, including stock options. These equity awards are recorded according to Statement of Financial Accounting Standards (FAS) No. 123(R), “Share-Based Payments,” which states that the equity awards should be measured at fair value on the date of grant and expensed during the requisite service period for those equity awards that are expected to vest.

Conclusion

The foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2008. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Amendment No. 2 to Annual Report on Form 10-K/A for the year ended December 31, 2008.

Fred Bild

Daniel Too

Executive Compensation

The following table sets forth information concerning the annual compensation earned by our named executive officers. Each of the named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	(A)Salary ($)	(B)Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(C)All Other Compensation ($)	Total ($)
Norbert Sporns Chief Executive Officer	2008 2007 2006	219,615 199,650 181,500	73,205 66,550 60,500					33,210 31,800 26,340	326,030 298,000 268,340
Lillian Wang Li Chairman of the Board	2008 2007 2006	219,615 199,650 181,500	146,410 133,100 121,000					33,210 31,800 26,340	399,235 364,550 328,840
Harry Wang Hua Chief Operating Officer	2008 2007 2006	146,410 133,100 121,000	146,410 133,100 121,000					— — —	292,820 266,200 242,000

Name and Principal Position	Year	(A)Salary ($)	(B)Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(C)All Other Compensation ($)	Total ($)
Jean-Pierre Dallaire Chief Financial Officer	2008 2007 2006	146,410 133,100 121,100	36,492 33,275 30,250					47,330 35,760 27,315	230,232 202,565 178,565

(A)	The 2008 base salaries for all named executive officers as determined by their employment agreements. On April 1, 2004, the Company entered into a five-year employment agreement with each of Mr. Harry Wang, Ms. Lillian Wang, and Mr. Norbert Sporns (collectively, the “Executives”). Subsequently on April 11, 2005, the Company entered into Amendment No.1 to Employment Agreement with each of the Executives. The agreements automatically renewed for five (5) years. The agreements provide an annual base salary of US$100,000.00 for Mr. Wang, US$150,000.00 for Ms. Wang, and US$150,000.00 for Mr. Sporns, less all applicable taxes and other appropriate deductions. The base salary is increased annually in an amount no less than ten percent (10%) of the respective base salary. The Company’s Board of Directors (the “Board”) has the sole discretion to decide whether an Executive’s base salary may be increased by more than ten percent (10%).

On September 1, 2004, the Company entered into a five-year employment agreement with Mr. Jean Pierre Dallaire to serve as the Chief Financial Officer of the Company. This agreement automatically renews for an additional five (5) years unless either party provides written notice at least six (6) months prior to August 31, 2009. This agreement provides an annual base salary of US$100,000.00 for Mr. Dallaire. The base salary is increased annually in an amount no less than ten percent (10%). The Board has the sole discretion to decide whether Mr. Dallaire’s base salary may be increased by more than ten percent (10%). Mr. Dallaire’s employment agreement contains non-competition, non-solicitation, confidentiality, and related provisions that are relatively standard for executive employment agreements.

(B)	The bonus for all named executive officers as determined by their employment agreements and the Board. The Executives are entitled to an annual bonus of no less than $100,000.00 for Mr. Wang, $100,000.00 for Ms. Wang, $50,000.00 for Mr. Sporns and $25,000.00 for Mr. Dallaire for each calendar year. The decision to pay any annual bonus to the Executive in excess of these threshold amounts, and the amount of any annual bonus increment in excess of these threshold amounts, will be within the Board’s sole discretion based on its review of the operating performance of the Company during the preceding fiscal year.

The Executives are eligible for non-qualified stock options under the stock option plan of the Company (the “Stock Option Plan”), subject to certain terms and conditions. Pursuant to the Stock Option Plan, the Company shall grant to each of the Executives an option to purchase an aggregate of twenty percent (20%) of the then fully diluted shares of the Company’s common voting stock that are available under the Stock Option Plan. In addition, at the beginning of each quarter during the term of the employment agreement, the Company shall grant to each of the Executives an option to purchase five percent (5%) of the then fully diluted shares of the Company’s common voting stock. Fifty percent (50%) of the options granted on the Grant Date (as defined in the agreements) is vested and exercisable from and after the Grant Date and the remaining fifty percent (50%) of the options vest and become exercisable on the first anniversary of the Grant Date. Subsequent grants of stock options vest and are exercisable pursuant to the terms and conditions of the Stock Option Plan. None of the options have been awarded to the Executives pursuant to the Stock Option Plan since 2004.

The Executives are eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans. The Company will purchase directors and officers liability insurance for the Executives.

Mr. Dallaire is eligible for non-qualified stock options under the Stock Option Plan, subject to certain terms and conditions. The Company shall grant Mr. Dallaire an option to purchase an aggregate of ten percent (10%) of the then fully diluted shares of the Company’s common voting stock available under the Stock Option Plan. In addition, at the beginning of each quarter during the term of this agreement, the Company shall grant to Mr. Dallaire an option to purchase two and one half percent (2.5%) of the then fully diluted shares of the Company’s common voting stock. Fifty percent (50%) of the options granted on the Grant Date shall be vested and exercisable from and after the Grant Date and the remaining fifty percent (50%) of the options granted on the Grant Date shall be vested and become exercisable on the first anniversary of the Grant Date. Subsequent grants of stock options shall be vested and be exercisable pursuant to the terms and conditions of the Stock Option Plan.

Mr. Dallaire is eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans. The Company shall purchase directors and officers liability insurance for Mr. Dallaire.

(C)	This column represents the payment of perquisites and personal benefits, including rental payment the Company supports for the named executive officers during their stay in Seattle and the insurance issued to Jean-Pierre Dallaire, our CFO, whereby he is reimbursed his premiums for health insurance, medication and disability according to the employment agreement he entered into with the Company. No such insurance has been issued to other named executive officers.

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Norbert Sporns Chief Executive Officer	—	—	—	—	—	—	—	—	—
Lillian Wang Li Chairman of the Board of Directors	—	—	—	—	—	—	—	—	—
Harry Wang Hua Chief Operating Officer	—	—	—	—	—	—	—	—	—
Jean-Pierre Dallaire Chief Financial Officer	—	—	—	—	—	—	—	—	—

(A)	All stock options are 100% vested and exercisable. There have been no stock options granted by the Company since June 2004. At December 31, 2008, all options above were exercised.

The following table sets forth information concerning options that were exercised by our named executive officers during 2008 and stock awards held by our named executive officers that vested during 2008.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Norbert Sporns Chief Executive Officer		NIL	—	—
Lillian Wang Li Chairman of the Board of Directors		NIL	—	—
Harry Wang Hua Chief Operating Officer			—	—
Jean-Pierre Dallaire Chief Financial Officer	(A)10,000	6,918	—	—

(A)	In February 2008, Jean-Pierre Dallaire exercised options to purchase 10,000 shares of our common stock at an exercise price of $9.75.

The following table sets forth information concerning nonqualified deferred compensation of our named executive officers.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	(A)Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Norbert Sporns Chief Executive Officer	—	—	292,820	822,270	NIL
Lillian Wang Li Chairman of the Board of Directors	—	—	366,025	1,113,774	NIL
Harry Wang Hua Chief Operating Officer	—	—	292,820	NIL	1,133,540
Jean-Pierre Dallaire Chief Financial Officer	—	—	182,902	265,328	16,468

(A)	These amounts were reported as the amount of salary and bonus earned by the named executive officer in the last completed fiscal year in the above Summary Compensation Table.
(B)	Aggregate withdrawals/distributions is the aggregate dollar amount of all withdrawals by the named executive officer during the last fiscal year. This amount includes compensation that was earned in 2008 and in prior years.
(C)	Aggregate balance is the total amount of salary and bonus earned by the named executive officer in the last completed fiscal year and in prior years that has been deferred as of December 31, 2008. Each named executive officer may defer his or her compensation by his or her own choice.

The following table sets forth information concerning the compensation of our non-management directors for the year ended December 31, 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	(A)Fees Earned or Paid in Cash ($)	(A)Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(B)All Other Compensation ($)	Total ($)
Norbert Sporns	—	—	—	—	—	33,210	33,210
Lillian Wang Li	—	—	—	—	—	33,210	33,210
Harry Wang Hua	—	—	—	—	—	—	—
Fred Bild	28,280	15,000	—	—	—	—	43,280
Daniel Too	28,280	15,000	—	—	—	—	43,280
Andrew Intrater	45,000	20,000	—	—	—	—	65,000
Joseph I Emas	30,000	20,000	—	—	—	—	50,000

(A)	The annual remuneration of our independent non-executive directors Fred Bild, and Daniel Too was $28,280 (indexed by 10% yearly) plus an annual bonus to them of not less than $15,000 payable in shares of our common stock. Andrew Intrater is remunerated on the basis of $30,000 in cash per year. Mr. Intrater was paid an additional $15,000 in 2008 for services provided in the previous year. Joseph Emas was paid $10,000 for services provided in 2007 in addition to his $20,000 cash per year for 2008.
(B)	For rental payments.

The following table quantifies the payments and benefits that each named executive officer would receive assuming his respective employment were terminated, or upon a change of control, on the last day of our most recent fiscal year, December 31, 2008, for the reason set forth in each of the columns.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	(A)Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	(B)Change in Control
Norbert Sporns Chief Executive Officer	Basic salary Bonus	219,615 73,205					1,572,112 524,035
Lillian Wang Li Chairman of the Board	Basic salary Bonus	219,615 146,410					1,572,112 1,048,070
Harry Wang Hua Chief Operating Officer	Basic salary Bonus	146,410 146,410					1,048,070 1,048,070
Jean-Pierre Dallaire Chief Financial Officer	Basic salary Bonus	146,410 36,492					107,367 26,761

(A)	The basic salary and bonus provisions are described herein under the description of each named executive officers’ employment agreement.

(B)	“Good Reason” shall mean the occurrence, without the Executive’s consent, of any of the following events: (a) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Inception Date; (b) the assignment to the Executive of a title that is different from and subordinate to the title specified in paragraph 2 hereinabove, or (c) a Change of Control “Change of Control” means the Company’s Board votes to approve: (a) any consolidation or merger of the Company pursuant to which fifty percent (50%) or less of the outstanding voting securities of the surviving or resulting company are not owned collectively by the common share and warrant holders of Sino-Sult Canada (S.S.C.) Limited and Red Coral Group Limited, Inc. as of September 1, 2004 (the “Current Control Group”); (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100 percent of the outstanding voting securities of such company after any such transfer; (c) any person or persons (as such term is used in Section 13(d) of the Exchange Act of 1934, as amended), other than the Current Control Group, shall acquire or become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 50 percent or more of outstanding voting securities of the Company; or (d) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 50 percent of the then outstanding voting securities of the Company.

Director Compensation

Unless otherwise restricted by the certificate of incorporation, the members of board of directors have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated amount as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereafter. Members of special or standing committees may be allowed, like, for example, compensation for attending committee meetings. The annual remuneration of our independent non-executive directors Fred Bild, and Daniel Too was $15,000 plus an annual bonus to them of not less than $15,000 payable in shares of our common stock. Andrew Intrater is remunerated on the basis of $30,000 per year in cash plus an annual bonus of $20,000 payable in shares of our common stock while Joseph Emas is remunerated on the basis of $20,000 in cash per year plus an annual bonus of $20,000 payable in shares of our common stock.

Audit Committee Financial Expert

As stated above, we appointed four independent non-executive directors to our Board of Directors. We consider one of our independent directors, Mr. Andrew Intrater to be an audit committee financial expert within the meaning of the applicable Securities and Exchange Commission rules and regulations.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Bild and Too. None of the members of the Compensation Committee is a current or former officer or employee of the Company or any of our subsidiaries. There are no compensation committee interlocks or insider participation in compensation decisions that are required to be disclosed in this Annual Report on Form 10-K.

Employment Agreements

The following information summarizes the employment agreements we entered into with Lillian Wang Li, our Chairman and Secretary, Harry Wang Hua, our Chief Operating Officer, Norbert Sporns, our Chief Executive Officer and President, Jean-Pierre Dallaire, our Chief Financial Officer and Financial Controller. While the terms of these employment agreements have expired, the Company is intending to extend the agreements and is operating under the same terms and conditions.

Lillian Wang Li. Under Ms. Wang’s employment agreement, she has agreed to serve as the Chairman of our board of directors and Secretary. Her term of service under this agreement commenced on April 1, 2004 and continues for a term of five (5) years. The agreement provides for a base salary of $150,000 for the first year of the term and an annual increase of at least 10 percent thereafter. The agreement also provides Ms. Wang with an annual bonus of at least $100,000, and this amount may be increased subject to the decision of our board of directors. The agreement also provides for a grant of options to purchase shares of our common stock. The options include an option to purchase an aggregate of twenty percent (20 percent) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of five percent (5 percent) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan. No shares of common stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Ms. Wang. We and Ms. Wang have an understanding that she would waive any right she might have to receive any options during year 2005 and through the present date under our 2004 Stock Incentive Plan. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Ms. Wang’s employment with cause, or without cause upon at least ninety days’ written notice. In the event Ms. Wang’s employment is terminated without cause, she will be eligible to receive (1) monthly payments at her then applicable monthly base salary for the rest of her term from the date of termination of her employment; (2) an annual bonus of $50,000 for the rest of her term from the date of termination of her employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to her annual base salary in effect immediately prior to her last date of employment.

Harry Wang Hua. Under Mr. Wang’s employment agreement, he has agreed to serve as our Chief Operating Officer. His term of service under this agreement commenced on April 1, 2004 and continues for a term of five (5) years. The agreement also provides for a base salary of $100,000 for the first year of the term and an annual increase of at least 10 percent thereafter. The agreement also provides Mr. Wang with an annual bonus of at least $100,000, and this amount may be increased subject to the decision of our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock. The options include an option to purchase an aggregate of twenty percent (20 percent) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of five percent (5 percent) of the then fully diluted shares of our company’s common voting stock made available under the 2004 Stock Incentive Plan. No shares of common stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Mr. Wang. We and Mr. Wang have an understanding that he would waive any right he might have to receive any options during year 2005 and through the present date under our 2004 Stock Incentive Plan. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Mr. Wang’s employment with cause, or without cause upon at least ninety days’ written notice. In the event Mr. Wang’s employment is terminated without cause, he will be eligible to receive (1) monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of his employment; (2) an annual bonus of $50,000 for the rest of his term from the date of termination of his employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to his annual base salary in effect immediately prior to his last date of employment.

Norbert Sporns. Under Mr. Sporns’ employment agreement, he has agreed to serve as our Chief Executive Officer and President. His term of service under this agreement commenced on April 1, 2004 and continues for a term of five (5) years. The agreement also provides for a base salary of $150,000 for the first year of the term and an annual increase of at least 10 percent thereafter. The agreement also provides Mr. Sporns with an annual bonus of at least $50,000, and this amount may be increased subject to the decision of our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock. The options include an option to purchase an aggregate of twenty percent (20 percent) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of five percent (5 percent) of the then fully diluted shares of our company’s common voting stock made available under our 2004 Stock Incentive Plan. No shares of common stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Mr. Sporns. We and Mr. Sporns have an understanding that he would waive any right she might have to receive any options during year 2005 and through the present date under our 2004 Stock Incentive Plan. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Mr. Sporns’ employment with cause, or without cause upon at least ninety days’ written notice. In the event Mr. Sporns’ employment is terminated without cause, he will be eligible to receive (1) monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of his employment; (2) an annual bonus of $50,000 for the rest of his term from the date of termination of his employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to his annual base salary in effect immediately prior to his last date of employment.

Jean-Pierre Dallaire. Under Mr. Dallaire’s employment agreement, he has agreed to serve as our Chief Financial Officer and Financial Controller. His term of service under this agreement commenced on September 1, 2004 and continues for a term of five (5) years. The agreement provides for a base salary of $100,000 for the first year of the term and an annual increase of at least 10 percent thereafter. The agreement also provides Mr. Dallaire with an annual bonus of at least $25,000, and this amount may be increased subject to the decision of our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock. The options include an option to purchase an aggregate of ten percent (10 percent) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of two and one-half percent (2.5 percent) of the then fully diluted shares of our company’s common voting stock made available under our 2004 Stock Incentive Plan. No shares of common stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Mr. Dallaire. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Mr. Dallaire’s employment with cause, or without cause upon at least ninety days’ written notice. In the event Mr. Dallaire’s employment is terminated without cause, he will be eligible to receive (1) monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of his employment; (2) an annual bonus of $25,000 for the rest of his term from the date of termination of his employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to his annual base salary in effect immediately prior to his last date of employment.

Stock Incentive Plan

The purpose of our 2009 Stock Option Plan is to encourage and enable employees, directors and other persons upon whose judgment, initiative and efforts we largely depend upon, to acquire a proprietary interest in our company. Under the Stock Incentive Plan, our board of directors, or a stock option committee appointed by the board of directors, may grant stock options to purchase up to 971,000 shares of our common stock (subject to adjustment due to certain recapitalizations, reorganizations or other corporate events) to our key employees (including officers), directors and consultants. To date, all of the options available under the 2009 Stock Option Plan have been granted, and our ability to grant additional options will be subject to first obtaining board and Shareholder approvals. The per share exercise price of options granted under our 2009 Stock Option Plan will be not less than 100% of the fair market value per share of common stock on the date the options are granted. Our board of directors or a committee thereof administering the 2009 Stock Option Plan has discretion to determine which of this amount may be granted as incentive stock options, or ISO’s, stock appreciation rights, or SAR’s, and non-statutory options, and is generally empowered to interpret the 2009 Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. If any option expires, terminates or is cancelled without having been exercised, the shares subject to the option will again be available for issuance under the 2009 Stock Option Plan.

Board Committees and Independence

All of our directors serve until the next annual meeting of holders of Stockholders and until their successors are elected by the holders of our common stock and qualified, or until their earlier death, retirement, resignation or removal. Our bylaws set the authorized number of directors at not less than one nor more than nine, with the actual number fixed by our board of directors. Currently, our board of directors consists of six persons. Our bylaws authorized the board of directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more of the directors, with such powers and authority (to the extent permitted by law and these bylaws) as may be provided in such resolution.

Our board of directors has established two committees to date, an audit committee and a compensation committee. The audit committee consists of Messrs. Intrater, Bild and Too, and the compensation committee consists of Messrs. Bild and Too.

In addition, we believe one of our independent directors, Mr. Andrew Intrater, qualifies as an “audit committee financial expert” as the term is defined by the applicable SEC rules and regulations and American Stock Exchange listing standards, which we believe is consistent with his experience. Since January, 2005, Mr. Intrater has been a director of Moscow CableCom Corp.a company that provides television, radio, data transmission and Internet access services through a hybrid-fiber coaxial network (the HFC Network or last mile access network) in Moscow, Russia. Since January 2000, Mr. Intrater has been the Chief Executive Officer of Columbus Nova, a private investment firm with offices in New York, Los Angeles, Charlotte and Moscow. Columbus Nova manages in excess of $1.5 billion of investor capital through public and private investment vehicles. Mr. Intrater also serves as the Senior Managing Partner of Columbus Nova’s investment business, including Columbus Nova Capital and Columbus Nova Opportunity Fund, and is a former Director of Renova Management, a global leader in energy, base metals and mining industries. Columbus Nova is the U.S.-based affiliate of the Renova Group of companies, one of the largest Russian strategic investors in the metallurgical, oil, machine engineering, mining, chemical, construction, housing & utilities and financial sectors, with net assets of approximately $9 billion at the end of 2005. Renova Group of companies is a shareholder of leading mining and industrial entities in the Russian and global business communities, such as TNK-BP, OJSC SUAL-Holding and CJSC Integrated Energy Systems. In addition, Renova Group of companies have affiliated investment companies that operate in real estate (Renova-Development, Renova-Stroi-Group), portfolio investment (Direct Investments Fund) and intangible asset management (Institute for Corporate Development). From 1985 to 2000, Mr. Intrater served as President and Chief Operating Officer of Oryx Technology Corp., and its predecessor, ATI, a leading manufacturer of semi-conductor testing equipment, based in Silicon Valley. Mr. Intrater serves as Chairman of the Board of Directors of Moscow Cablecom Corp., a company listed on the Nasdaq Global Market. In early November 2006, Renova Media Enterprises Ltd., a principal shareholder of Moscow Cablecom Corp., offered to acquire all of the common shares of Moscow Cablecom that it does not own. Mr. Intrater is also a member of the Board of Directors of Oryx Technology Corp., Clareos, Inc. and Ethertouch, Ltd. Mr. Intrater received a B.S. from Rutgers University.

Audit Committee

The audit committee assists our board of directors in its oversight of the company’s accounting and financial reporting processes and the audits of the company’s financial statements, including (i) the quality and integrity of the company’s financial statements, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•

be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for our company;

•

discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•

review with the company’s financial management on a periodic basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

•	monitor our policies for compliance with federal, state, local and foreign laws and regulations and our policies on corporate conduct;

•	maintain open, continuing and direct communication between the board of directors, our company and both the company’s independent auditors and its internal auditors; and

•

monitor our compliance with legal and regulatory requirements and shall have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

Each of the audit committee member is an independent as required under the rules of the NYSE Amex Equities, formerly known as the American Stock Exchange.

Compensation Committee

The compensation committee aids our board of directors of directors in meeting its responsibilities relating to the compensation of the company’s executive officers and to administer all incentive compensation plans and equity-based plans of the company, including the plans under which company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•

review periodically the company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve our business objectives, and (iii) align the interests of key management with the long-term interests of our Stockholders;

•	review and approve corporate goals and objectives relating to Chief Executive Officer compensation and other executive officers of the company;

•

make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the Committee may deem appropriate; and

•	review periodically reports from management regarding funding of the company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Mr. Too is the chairman of our compensation committee, and the other member is Mr. Bild.

Director Independence

Our board of directors has adopted independence standards consistent with the current listing standards of American Stock Exchange to assist the board of directors in determining which of its members is independent. Our board of directors has determined that each of Fred Bild, Daniel Too, Joseph I. Emas, and Andrew Intrater satisfies our independence standards and further determined that each of them is independent within the meaning of American Stock Exchange’s listing standards. Our audit committee consists of Messrs. Andrew Intrater, Fred Bild and Daniel Too, and the compensation committee consists of Messrs. Fred Bild and Daniel Too. Our board of directors has determined that each of these directors is “independent” within the meaning of the applicable rules and regulations of the SEC and the American Stock Exchange.

Process for Nominating Potential Director Candidates

Our Board of Directors is responsible for screening potential director candidates and recommending qualified candidates for nomination as members of the Board of Directors. In evaluating potential director candidates, the Board of Directors considers recommendations of potential candidates from incumbent directors, management and stockholders. Any recommendation submitted by a stockholder to the Board of Directors must include the same information concerning the potential candidate and the stockholder, and must have been received in the time frame described in the Proxy Statement for the 2008 Annual meeting.

Presiding Director

The Board of Directors annually selects one independent director who is serving as Chairperson of a standing committee of the Board to serve as the Presiding Director for all meetings held in executive session. Norbert Sporns currently serves as the Presiding Director.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from our Secretary at our U.S. headquarters in Seattle, Washington. A copy of our code of ethics is available on our website at www.hqfish.com, under “Investor Relations—Corporate Governance—Code of Ethics.”

Indemnification

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents certain Delaware corporations from engaging in a business combination with any interested stockholder, under certain circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

•

on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;

•

reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	In the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

In the last three fiscal years, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us, except as follows:

Lillian Wang Li and Harry Wang Hua are brother and sister and Lillian Wang Li is married to Norbert Sporns.

The net amounts due to related parties at December 31, 2008 and December 31, 2007 are non-interest bearing and are without terms of maturity. They consist solely of net advances in the amount of $698,429 as of December 31, 2008 from Mr. Harry Wang, the COO of our company, who is also a director/founder of our company and owns indirectly approximately 13.4% of the issued and outstanding common shares of our Company as of December 31, 2008. The amount due to Mr. Wang is the result of unpaid remuneration since 2004, amount of which is determined by contractual agreement. That amount was paid to Harry Wang during the first quarter of 2009.

Due to the very limited related-party transaction the Company has had which is described above, the Company currently does not have policies and procedures for the review, approval, or ratification of the related-party transaction.

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our common stock. Our Board of Directors are responsible for reviewing and approving any related party transactions and will consider factors it deems appropriate, including:

•	the approximate dollar amount involved in the transaction, including the amount payable to the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•

whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the next Annual Meeting and until their successor has been elected and qualified. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Name	Age	Position
Lillian Wang Li	52	Chairman of the Board of Directors and Secretary
Norbert Sporns	56	Chief Executive Officer, President and Director
Harry Wang Hua	47	Chief Operating Officer and Director
Fred Bild	74	Independent non-executive Director
Daniel Too	57	Independent non-executive Director
Joseph I. Emas	54	Independent non-executive Director
Andrew Intrater	47	Independent non-executive Director

Biographies

Lillian Wang Li—Chairman of the Board of Directors and Secretary—Ms. Wang Li is one of our founders, and has served as our Secretary and Chairman of our board of directors since March 2004, when we effected the reverse merger with Process Equipment, Inc. and related transactions described in more detail under “Our Organization Within Last Five Years.” Prior to joining HQSM, between June 1994 and March 2004, she worked for SSC where her responsibilities included project development and financing, particularly in relation to China projects using Western technologies. She is responsible for the general administration, strategic planning and financial management of HQSM. She has over twenty five years of experience in management of China and Canadian businesses, particularly with respect to financial matters.

Norbert Sporns—Chief Executive Officer, President and Director—Mr. Sporns is one of our founders, and has served as our Chief Executive Officer and President and as a director since March 2004. Prior to joining HQSM, between June 1994 and March 2004, he worked for SSC, where he was instrumental in completing Western sourced funding for China projects, as well as interfacing with Western technology providers managing Western supply and systems deployment in China. Mr. Sporns is also the Chief Executive Officer of Red Coral Group Limited from February 2003 to date. He has extensive experience in project development and investment consultancy.

Harry Wang Hua—Chief Operating Officer and Director—Mr. Wang Hua is one of our founders, and has served as our Chief Operating Officer and as a director since March 2004. He is responsible for the establishment of the production facilities and their operation at HQSM. Mr. Wang also leads our plant management teams and our sales teams.

Mr. Wang has over fifteen years of experience in managing startup companies in China and in Canada and also has expertise in training middle managers in China in accordance with Western management standards. Prior to joining HQSM, between June 1994 and March 2004, he was a director of SSC, where his primary task was to identify China projects for where Western technologies and funding were available. Mr. Wang Hua is also a director of Red Coral Group Limited from June 1994 to date.

Fred Bild — Independent non-executive Director —Mr. Bild has been our director since June 2004. He is currently a Visiting Professor at the University of Montreal where he has taught since January 1995. For over thirty-five years, Mr. Bild has served as a Canadian diplomat in Ottawa and in various functions at embassies abroad including Cultural Attache (Tokyo), Economic Counsellor and Deputy Chief of Mission (Paris) and Canadian Ambassador to Thailand, Vietnam, China and Mongolia.

Daniel Too — Independent non-executive Director —Mr. Too has been our director since September 2004. He has extensive business experience in Asia and possesses a deep understanding of the business difficulties associated with working in China. He is currently the Managing Director of Delta Elevator Far East and serves as Director of Voker Chemical Paint Limited.

Joseph I. Emas — Independent non-executive Director —Mr. Emas has been our director since May, 2007. Mr. Emas is licensed to practice law in Florida, New Jersey and New York and has served as our general counsel. Since 2001, Mr. Emas has been the senior partner of Joseph I. Emas, P.A. Mr. Emas specializes in securities regulation, corporate finance, mergers and acquisitions and corporate law. Mr. Emas received his Honors BA at University of Toronto, Bachelor of Administrative Studies, with distinction, at York University in Toronto, his JD, cum laude from Nova Southeastern Shepard Broad Law School and his LL.M. in Securities Regulation at Georgetown University Law Center. Mr. Emas was an Adjunct Professor of Law at Nova Southeastern Shepard Broad Law School. Mr. Emas received the William Smith Award, Pro Bono Advocate for Children in 2000 and the 2006 Child Advocacy Award in Florida and is the author of “Update of Juvenile Jurisdiction Florida Practice in Juvenile Law.” Mr. Emas was been a member of the Juvenile Court Rules Committee for the State of Florida from 1999 through 2006, and currently sits on the Florida Child Advocacy Committee.

Andrew Intrater — Independent non-executive Director —Mr. Intrater has been our directors since June 1, 2007. Since January, 2005, Mr. Intrater has been a director of Moscow CableCom Corp.a company that provides television, radio, data transmission and Internet access services through a hybrid-fiber coaxial network (the HFC Network or last mile access network) in Moscow, Russia. Since January 2000, Mr. Intrater has been the Chief Executive Officer of Columbus Nova, a private investment firm with offices in New York, Los Angeles, Charlotte and Moscow. Columbus Nova manages in excess of $1.5 billion of investor capital through public and private investment vehicles. Mr. Intrater also serves as the Senior Managing Partner of Columbus Nova’s investment business, including Columbus Nova Capital and Columbus Nova Opportunity Fund, and is a former Director of Renova Management, a global leader in energy, base metals and mining industries. Columbus Nova is the U.S.-based affiliate of the Renova Group of companies, one of the largest Russian strategic investors in the metallurgical, oil, machine engineering, mining, chemical, construction, housing & utilities and financial sectors, with net assets of approximately $9 billion at the end of 2005. Renova Group of companies is a shareholder of leading mining and industrial entities in the Russian and global business communities, such as TNK-BP, OJSC SUAL-Holding and CJSC Integrated Energy Systems. In addition, Renova Group of companies have affiliated investment companies that operate in real estate (Renova-Development, Renova-Stroi-Group), portfolio investment (Direct Investments Fund) and intangible asset management (Institute for Corporate Development). From 1985 to 2000, Mr. Intrater served as President and Chief Operating Officer of Oryx Technology Corp., and its predecessor, ATI, a leading manufacturer of semi-conductor testing equipment, based in Silicon Valley. Mr. Intrater serves as Chairman of the Board of Directors of Moscow Cablecom Corp., a company listed on the Nasdaq Global Market. In early November 2006, Renova Media Enterprises Ltd., a principal shareholder of Moscow Cablecom Corp., offered to acquire all of the common shares of Moscow Cablecom that it does not own. Mr. Intrater is also a member of the Board of Directors of Oryx Technology Corp., Clareos, Inc. and Ethertouch, Ltd. Mr. Intrater received a B.S. from Rutgers University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors appointed Schwartz Levitsky Feldman LLP as the Company’s independent certified public accountants. Schwartz Levitsky Feldman LLP currently audits the Company’s financial statements annually. The affirmative vote of a majority of the votes cast is necessary to appoint Schwartz Levitsky Feldman LLP. Representatives of Schwartz Levitsky Feldman LLP may be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Schwartz Levitsky Feldman LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Schwartz Levitsky Feldman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF SCHWARTZ LEVITSKY FELDMAN LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

PROPOSAL 3 - RATIFICATION OF THE COMPANY’S 2009 STOCK OPTION PLAN

This summary is qualified in its entirety by the terms of the 2009 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

The 2009 Stock Option Plan provides for the granting of (i) options to purchase Common Stock that qualify as “incentive stock options” (“Incentive Stock Options” or “ISOs”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”), (ii) options to purchase Common Stock that do not qualify as Incentive Stock Options (“Nonqualified Options” or “NQSOs”) and (iii) restricted stock. The total number of shares of Common Stock with respect to which awards may be granted under the 2009 Stock Option Plan shall be nine hundred and seventy one thousand (971,000) shares of common stock.

To date, no options have been awarded pursuant to the 2009 Stock Option Plan.

The 2009 Stock Option Plan is administered by the Compensation Committee (the “Committee”). The Committee is generally empowered to interpret the Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the Stock Option Plan will be not less than 100% (110% for ISOs if the optionee owns more than 10% of the common stock) of the fair market value per share of common stock on the date the options are granted. The Stock Option also provides for the issuance of stock appreciation rights at the discretion of the Committee and provides for the issuance of restricted stock awards at the discretion of the Committee.

Options will be exercisable for a term that will not be greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10% of the common stock). In the event of the termination of the relationship between the option holder and the Company for cause (as defined in the Stock Option Plan), all options granted to that option holder terminate immediately. Options may be exercised during the option holder’s lifetime only by the option holder or his or her guardian or legal representative.

Options granted pursuant to the Stock Option Plan which are ISOs are intended to enjoy the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs exercisable for the first time by an option holder during any calendar year (under all plans of the Company) may not exceed $100,000. The Board of Directors of the Company may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an option holder’s rights under an option previously granted under the Stock Option Plan requires the consent of the option holder.

The Committee may grant shares of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the Committee shall determine in its sole discretion (“Restricted Stock”), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Restricted Stock award. The Committee may provide that the forfeiture restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee. The grantee of a Restricted Stock award shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise, (i) the grantee shall not be entitled to delivery of the Common Stock certificate until the applicable forfeiture restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the forfeiture restrictions have expired, (iii) the grantee may not transfer the Common Stock until the forfeiture restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock agreement shall cause a forfeiture of the Restricted Stock award.

The Committee may grant Stock Appreciation Rights (SARs). A stock appreciation right generally permits a Participant who receives it to receive, upon exercise, shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The 2009 Stock Option Plan provides for the grant of SARs, either in tandem with options or on a freestanding basis. With respect to a tandem SAR, the exercise of the option (or the SAR) will result in the cancellation of the related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised.

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate. However, the Committee may not waive the repurchase or forfeiture period with respect to a Restricted Stock award that has been granted if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

The 2009 Stock Option Plan may be amended, terminated or suspended by the Board at any time. The 2009 Stock Option Plan will terminate not later than the ten-year anniversary of its effective date. However, awards granted before the termination of the 2009 Stock Option Plan may extend beyond that date in accordance with their terms.

The Board of Directors of the Company believes that the 2009 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

The Board of Directors of the Company believes that the 2009 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE COMPANY’S 2009 STOCK OPTION PLAN.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact our principal executive office at 1511 Third Avenue, Suite 788, Seattle, Washington 98101.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2008 on Form 10-K with the SEC and have filed amended Form 10-K/A subsequently. A copy of these reports and past annual reports on Form 10-K and Form 10-KSB (except for certain exhibits thereto), may be obtained, upon written request by any shareholder to our principal executive office at 1511 Third Avenue, Suite 788, Seattle, Washington 98101. Copies of all exhibits to the annual reports on Form 10-K or Form 10-KSB are available upon a similar request.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Under SEC rules, Stockholders intending to present a proposal at the Annual Meeting in 2010 and have it included in our proxy statement must submit the proposal in writing to 1511 Third Avenue, Suite 788, Seattle, Washington 98101. We must receive the proposal no later than March 1, 2010.

For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than March 1, 2010. A shareholder’s notice to the Company shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and address, as they appear on the Company’s books, of the shareholder proposing such business,

•	the class and number of shares of voting stock of the Company which are beneficially owned by the shareholder,

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and

•	a description of any material interest of the shareholder in such business.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

Seattle, Washington	/s/ NORBERT SPORNS
October 29, 2009	NORBERT SPORNS
CHIEF EXECUTIVE OFFICER

Exhibit A

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

2009 STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to advance the interests of HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company and other related benefits to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2. Definitions. As used herein, the following terms shall have the meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean any of the following:

(i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

(ii) a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

(iii) any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iv) a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(v) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

(vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vii) if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee’s employment for “cause,” the term “Cause” as used herein shall have the meaning as set forth in the Optionee’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(b).

(c) “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of thirty percent (30%) or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of thirty percent (30%) or more in voting power of the outstanding stock of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the stock option committee appointed by the Board or, if not appointed, the Board.

(f) “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

(g) “Director” shall mean a member of the Board.

(h) “Employee” shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company within the meaning of Section 3401(c) of the regulators promulgated thereunder.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The Nasdaq Stock Market (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(l) “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(m) “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(n) “Option” (when capitalized) shall mean any stock option granted under this Plan.

(o) “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(p) “Plan” shall mean this 2009 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company’s issued and outstanding Common Stock of the Company.

(q) “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(r) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may issue up to nine hundred and seventy one thousand (971,000) Shares from Shares held in the Company’s treasury or from authorized and unissued Shares through the exercise of Options issued pursuant to the provisions of this Plan. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4. Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

5. Conditions for Grant of Options.

(a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, Directors who are not regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided further, however, that to the extent not cancelled pursuant to Section 9(b) hereof, upon a Change in Control, any Options that have not yet vested, may, in the sole discretion of the Committee, vest upon such Change in Control.

(c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but in no event shall the exercise price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% stockholder, the per Share exercise price will not be less than 110% of the Fair Market Value. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

7. Exercise of Options.

(a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable stockholders’ agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

(b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(c) Any Option may, in the discretion of the Committee, be exercised pursuant to a “cashless” or “net issue” exercise. In lieu of exercising the Option as specified in subsection (a) above, the Optionee may pay in whole or in part with Shares, the number of which shall be determined by dividing (a) the aggregate Fair Value of such Shares otherwise issuable upon exercise of the Option minus the aggregate Exercise Price of such Option by (b) the Fair Value of one such Share, or the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option equal to the quotient of the (a) aggregate Fair Value of all the Shares issuable upon exercise of the Option minus the aggregate Exercise Price of such Option (b) divided by the Fair Value of one such share. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

(a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

(c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9. Termination of Option Period.

(a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee’s employment with the Company by such Optionee following less than 60 days’ prior written notice to the Company of such termination (an “Improper Termination”), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

(ii) immediately upon (A) the termination by the Company of the Optionee’s employment for Cause, or (B) an Improper Termination;

(iii) one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the later of three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified herein; or

(iv) the later of (a) one year after the date of termination of the Optionee’s employment by reason of death of the employee, or (b) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b) The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c) Upon termination of Optionee’s employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10. Adjustment of Shares.

(a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned;

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

(iii) such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale, or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of obligations of the Company into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

11. Transferability. No Option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option or stock appreciation right shall be exercisable during the Optionee’s lifetime by any person other than the Optionee.

12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable stockholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and

(iii) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13. Stock Appreciation Rights. The Committee may grant stock appreciation rights to Employees, either or tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the Share’s Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of surrender, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

14. Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in Shares or denominated in units of Shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

15. Administration of this Plan.

(a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including re-pricing, canceling and regranting Options.

(c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

(d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

16. Incentive Options for 10% Stockholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

17. Interpretation.

(a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b) This Plan shall be governed by the laws of the State of Delaware.

(c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

18. Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the stockholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

19. Termination Date. This Plan shall terminate ten years after the date of adoption by the Board of Directors.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

OF

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

PROXY — ANNUAL MEETING OF STOCKHOLDERS – December 21, 2009

The undersigned, revoking all previous proxies, hereby appoint(s) Norbert Sporns as Proxy, with full power of substitution, to represent and to vote all Common Stock of HQ SUSTAINABLE MARITIME INDUSTRIES, INC. owned by the undersigned at the Annual Meeting of Stockholders to be held at 5:00, local time, on December 21, 2009 at 1 SE 3rd Ave Ste 1400, Miami, FL, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of Stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1. ELECTION OF DIRECTORS. Nominee: Norbert Sporns, Lillian Wang, Harry Wang Hua, Fred Bild, Daniel Too, Joseph I. Emas and Andrew Intrater.

☐         FOR ALL NOMINEES LISTED (Except as specified here:                         )

OR

☐         WITHHOLDING AUTHORITY to vote for the nominee listed above

2. Proposal to Ratify the Appointment of Independent Auditors.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3. Proposal to Ratify the 2009 Stock Option Plan.

☐    FOR            ☐    AGAINST             ☐    ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated , 2009

(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer’s or other person’s title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.